SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Silver Falcon Mining, Inc. announces the appointment of Mr. Lewis Georges as a new member of its Board of Directors effective as of June 12, 2010.

Mr. Georges has over 31 years combined experience in both the investment and commercial real-estate industries. He is an Executive Vice-President of Investments for Davenport & Company, LLC, where he actively manages millions of dollars for individuals, corporations, non-profit organizations and 401(K) retirement plans. He is the main principal of a real estate development company where he owns and rents commercial real-estate space. He has strong business acumen and experiences and has been actively involved in numerous non-profit charities in the Norfolk, Virginia area. Mr. Georges received a B.S. in Management from Virginia Commonwealth University and maintains a Series 7 Broker's license with FINRA-Financial Industry Regulatory Authority.

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated July 13, 2010 entitled-"Silver Falcon Mining, Inc. (SFMI) Appoints New Board Member."

The press release is in its entirety below:

Silver Falcon Mining, Inc. (SFMI) Appoints New Board Member

Bradenton, FL- July 13, 2010-Silver Falcon Mining, Inc. (SFMI:OTCBB) announces the appointment of Mr. Lewis Georges as its newest member to its Board of Directors.

Mr. Georges has over 31 years combined experience in both the investment and commercial real-estate industries. He is an Executive Vice-President of Investments for Davenport & Company, LLC, where he actively manages millions of dollars for individuals, corporations, non-profit organizations and 401(K) retirement plans. He is the main principal of a real estate development company where he owns and rents commercial real-estate space. He has strong business acumen and experiences and has been actively involved in numerous non-profit charities in the Norfolk, Virginia area.  Mr. Georges received a B.S. in Management from Virginia Commonwealth University and maintains a Series 7 Broker’s license with FINRA-Financial Industry Regulatory Authority.

Pierre Quilliam, Chairman of the Board, commented, “We are delighted to have Lewis Georges join our board, bringing to SFMI his extensive experience and his reputation for integrity and sound judgments. This appointment is consistent with the Company’s ongoing desire to enhance the Board of Directors with qualified, independent people who can bring a wealth of experience to SFMI and its Board.”

Silver Falcon Mining, Inc. as of this appointment has four active Board of Directors.

“I look forward to being a Director of Silver Falcon Mining, Inc. and being a part of the leadership role with the other board members. I am excited to be an active participant in the fundamental on-goings of the Company as its gold mining activities advance,” states, Mr. Georges.

Further Information: contact Rich Kaiser, Investor Relations, www.silverfalconmining.com.

SFMI cautions that the statements made in this press release constitute forward-looking statements, and makes no guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: July 14, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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